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                                  EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

       We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated October 22, 1999, except for Note 17 which is as of December 1, 1999 and October 22, 1999, relating to the consolidated financial statements and financial statement schedule of The Santa Cruz Operation, Inc., which appear in The Santa Cruz Operation, Inc.'s Annual Report on Form 10-K/A for the year ended September 30, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

San Jose, California
November 8, 2000